Form of Letter from the Fund
       to Investors in Connection with the Fund's Acceptance of Tenders of
                          Limited Partnership Interests

          THIS LETTER IS BEING SENT TO YOU IF YOU TENDERED YOUR ENTIRE
                              INTEREST IN THE FUND.

                                                                Xxxxxxx xx, 2008





SEI Trust Account # ____________________

Account Name: __________________________



Dear Investor:

         THE SEI OPPORTUNITY FUND, L.P. (the "Fund") has received and accepted for purchase your tender of your limited partnership interest in the Fund.

         Because you have tendered and the Fund has accepted your tender request, a cash payment of 90% of the purchase price of the interest you tendered, based on the unaudited net asset value of the Fund, estimated as of December 31, 2008 (the "Valuation Date"), in accordance with the terms of the tender offer, will be wire transferred to your account, in accordance with your Letter of Transmittal dated ____________, no later than January 31, 2009, unless the valuation date for this tender offer is changed, or the Fund has requested a withdrawal of its capital from portfolio funds in which it has invested (in which case payment will be made no later than 10 business days after the Fund has received at least 90% of the aggregate amount withdrawn from its portfolio funds). Since you tendered your entire interest in the Fund, you will remain an Investor of the Fund only until the Valuation Date.

         The terms of the tender offer provide that a contingent payment representing the balance of the purchase price, if any, will be paid to you promptly after the completion of the Fund's audit for its fiscal year ended March 31, 2009. We expect the audit to be completed by May 2009.

         If you have any questions, please feel free to contact your account services director.


                                                      Sincerely,



                                                      SEI OPPORTUNITY FUND, L.P.

                          Form of Letter from the Fund
       to Investors in Connection with the Fund's Acceptance of Tenders of
                          Limited Partnership Interests

       THIS LETTER IS BEING SENT TO YOU IF YOU TENDERED A PORTION OF YOUR
                              INTEREST IN THE FUND.

                                                                Xxxxxxx xx, 2008





SEI Trust Account # ____________________

Account Name: __________________________




Dear Investor:

         SEI OPPORTUNITY FUND, L.P. (the "Fund") has received and accepted for purchase your tender of a portion of your limited partnership interest in the Fund.

         Because you have tendered and the Fund has accepted your tender request, a cash payment in an amount equal to the purchase price of the portion of your interest tendered, based on the unaudited net asset value of the Fund, estimated as of December 31, 2008, in accordance with the terms of the tender offer, will be wire transferred to your account, in accordance with your Letter of Transmittal dated ____________, no later than February 4, 2009 unless the valuation date for this tender offer has changed, or the Fund has requested a withdrawal of its capital from portfolio funds in which it has invested (in which case payment will be made no later than 10 business days after the Fund has received sufficient funds from its portfolio funds), provided that your account retains the required minimum balance, in accordance with the terms of the tender offer. You will remain an Investor of the Fund with respect to the portion of your interest in the Fund that you did not tender.

         If you have any questions, please feel free to contact your account service director.


                                                      Sincerely,



                                                      SEI OPPORTUNITY FUND, L.P.

                          Form of Letter from the Fund
        to Investors in Connection with the Fund's Payment of Tenders of
                          Limited Partnership Interests


      THIS LETTER IS BEING SENT TO YOU IF YOU TENDERED YOUR ENTIRE INTEREST
                                  IN THE FUND.

                                                                Xxxxxxx xx, 2008


Dear Investor:

         As we advised you by letter dated __________________, SEI OPPORTUNITY FUND, L.P. (the "Fund") has received and accepted for purchase your tender of your limited partnership interest in the Fund, which entitles you to payments equal to the value of your interest, in accordance with the terms of the tender offer. Your statement will reflect the breakdown of your capital withdrawal resulting from our purchase of your interest in the Fund and the manner in which payment of the purchase price is being distributed, in accordance with the terms of the tender offer.

         You have received a cash payment in an amount equal to 90% of the purchase price of the interest tendered, based on the unaudited net asset value of the Fund, estimated as of December 31, 2008. The funds were wired directly into your account. Since you tendered and the Fund accepted for purchase your entire interest, you remained an Investor of the Fund only until December 31, 2008.

         The balance of the purchase price will be paid to you after the completion of the Fund's year-end audit for the fiscal year ending March 31, 2009, and is subject to year-end audit adjustment. This amount will be paid promptly after the conclusion of the year-end audit, or on such earlier date as the Fund's Board of Directors may determine, according to the terms of the tender offer. We expect the audit to be completed by May 2009.

         If you have any questions, please feel free to contact your account service director.

                                                      Sincerely,



                                                      SEI OPPORTUNITY FUND, L.P.


Enclosure

                          Form of Letter from the Fund
        to Investors in Connection with the Fund's Payment of Tenders of
                          Limited Partnership Interests


       THIS LETTER IS BEING SENT TO YOU IF YOU TENDERED A PORTION OF YOUR
                              INTEREST IN THE FUND.

                                                                 Xxxxxx xx, 2008


Dear Investor:

         As we advised you by letter dated __________________, SEI OPPORTUNITY FUND, L.P. (the "Fund") has received and accepted for purchase your tender of a portion of your limited partnership interest in the Fund, which entitles you to payment equal to the value of your interest, in accordance with the terms of the tender offer. Your statement will reflect the breakdown of your capital withdrawal resulting from our purchase of a portion your interest in the Fund and the manner in which payment of the purchase price is being distributed, in accordance with the terms of the tender offer.

         You have received a cash payment in an amount equal to the purchase price of the portion of your interest tendered, based on the unaudited net asset value of the Fund, estimated as of December 31, 2008, provided that your account retained the required minimum balance, in accordance with the terms of the tender offer. The funds were wired directly into your account. You remain an Investor of the Fund with respect to any portion of your interest in the Fund that you did not tender; with respect to the portion of your interest in the Fund that you did tender, you remained an Investor only until December 31, 2008.

         If you have any questions, please feel free to contact your account service director.

                                                      Sincerely,



                                                      SEI OPPORTUNITY FUND, L.P.


Enclosure